UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

ARGYLE SECURITY, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51639	20-3101079
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12903 Delivery Drive San Antonio, TX	78247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 495-5245

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Issuance of Convertible Notes and Bridge Notes

On December 14, 2009, Argyle Security, Inc. (the “Company”) issued, in exchange for cash, to each of (i) Mezzanine Management Fund IV A, LP and Mezzanine Management Fund IV Coinvest A, LP (collectively, the “MML Entities”) convertible bridge notes (the “MML Bridge Notes”) in an aggregate principal amount of $8.0 million and convertible subordinated promissory notes in the aggregate principal amount of $2.45 million (the “MML Convertible Notes”), with each of these notes bearing interest at 10% per annum. On each interest payment date accrued but unpaid interest on the MML Bridge Notes is capitalized and added to the principal balance thereof.

The proceeds from the MML Bridge Notes will be contributed to ISI (as hereinafter defined) to be used by ISI to repay $3.0 million of outstanding principal of ISI’s senior debt facility and $5.0 million of ISI’s subordinated debt that bears interest at higher rates than the MML Bridge Notes and MML Convertible Notes. The proceeds from the MML Convertible Notes will be used by the Company to fund transaction expenses from the refinancing transaction, and working capital and general corporate expenses of the Company.

The MML Convertible Notes and the MML Bridge Notes require that ISI Security Group, Inc. (“ISI”), the Company’s wholly-owned subsidiary, comply with certain financial covenants. Such covenants are 10% less restrictive that those required by ISI’s subordinated debt holder (described below under “Amendment to Blair Purchase Agreement”). Pursuant to the MML Convertible Notes and the MML Bridge Notes, the financial covenants for ISI and its subsidiaries are as follows:

i.	The Senior Debt-to-EBITDA ratio covenant will be (a) 2.42 to 1.00 for fiscal quarters ending December 31, 2009 and March 31, 2010, (c) 3.27 to 1.00 for fiscal quarter ending June 30, 2010, and (d) 2.42 to 1.00 for each fiscal quarter ending thereafter.

ii.	The Total Debt-to-EBITDA ratio covenant will be (a) 5.15 to 1.00 for fiscal quarter ending December 31, 2009, (b) 6.36 to 1.00 for fiscal quarter ending March 31, 2010, (b) 9.08 to 1.00 for each fiscal quarter ending June 30, 2010, and (c) 4.24 to 1.00 for each fiscal quarter ending thereafter.

iii.	The Fixed Charge Coverage ratio covenant will be (a) 0.81 to 1.00 for the fiscal quarter ending on December 31, 2009 and March 31, 2010 and (b) 0.90 to 1.00 for each fiscal quarter ending thereafter; provided that, for fiscal quarters commencing with the fiscal quarter ending December 31, 2009 through the fiscal quarter ending June 30, 2010, the Fixed Charge Coverage Ratio shall be based on cumulative reporting beginning October 1, 2009 for such periods, and for the fiscal quarters ending September 30, 2010, and thereafter, the Fixed Charge Coverage Ratio shall be measured on a trailing twelve (12) month basis.
iv.	The limitation on capital expenditures will be $250,000 per fiscal quarter.

In addition, the MML Convertible Notes contain restrictive covenants that prohibit the incurrence by the Company or its subsidiaries of certain new additional debt or liens, outside of the ordinary course of business.

Under the MML Bridge Notes, the Company has agreed to use its commercially reasonable efforts to complete a rights offering of shares of its common stock, $.0001 par value (“Common Stock”) to its existing common stockholders as promptly as reasonably practicable. The proceeds from such rights offering received from stockholders, other than the MML Entities, will be used to repay the MML Bridge Notes. It is anticipated that the rights offering will occur in the first half of 2010. Any portion of the MML Bridge Notes not repaid or otherwise used by the MML Entities to subscribe for shares of Company common stock in such rights offering (or other Company equity offering for cash) will automatically be converted into such common stock as of the earlier of (1) closing of the rights offering (or such other Company equity offering) or (2) June 30, 2010, at a price per share equal to (A) the price per share offered in the rights offering (or such other Company equity offering) or (B) if no rights offering (or other Company equity offering) is consummated by June 30, 2010, $0.4302 which reflects the volume weighted average sales price for the Company common stock from trades quoted on the OTC Bulletin Board for the ten trading days ending on the day prior to the funding of the MML Bridge Notes (“VWAP Price”). The MML Convertible Notes are convertible into shares of the Company common stock, at the option of the MML Entities, at a price equal to (1) the price per share offered in the rights offering (or such other Company equity offering) if consummated on or prior to June 30, 2010 or (ii) the VWAP Price if no such rights offering (or such other Company equity offering) is consummated by June 30, 2010.

The foregoing description of the MML Convertible Notes and the MML Bridge Notes is qualified in its entirety by the actual terms of the form of MML Convertible Notes and the form of the MML Bridge Notes, filed herewith as Exhibits 99.1 and 99.2, respectively, and which are incorporated herein by reference.

Amendment to PrivateBank Loan Agreement

On December 14, 2009, ISI entered into Amendment No. 4 dated December 14, 2009 (the “Loan Amendment”) to the Loan and Security Agreement dated October 3, 2008 (as amended) with The PrivateBank and Trust Company, an Illinois banking corporation (the “Bank”). Under the Loan Amendment, ISI received an irrevocable waiver from the Bank of all ISI’s breaches of its financial covenants for the quarter ended September 30, 2009 (including cross-defaults relating to violations of similar covenants contained in the loan agreement with ISI’s subordinated debt holder) and with respect to violation of a negative covenant relating to a third quarter 2009 write-off of a customer’s accounts receivable in the amount of approximately $424,000 on a completed project (the “AR Write-Off”).

Under the Loan Amendment, in exchange for an amendment fee equal to $85,500, the Bank agreed to, among other things, amend the senior debt financial covenants, reduce the principal amortization in the first three quarters of 2010 to three equal installments of approximately $166,667 (or $500,000 in the aggregate) and $500,000 on each of December 31, 2010 and the last day of each fiscal quarter thereafter, terminate the $1.1 million letter of credit facility, and reduce the amount of the revolving credit facility line from $10 million to $8 million. In addition, the Bank agreed to transfer the $500,000 outstanding balance on the existing letter of credit facility to the revolving credit facility. The interest rate was also increased by 0.5%. Under the Loan Amendment, the financial covenants were amended as follows:

i.	The Senior Debt-to-EBITDA ratio covenant will be (a) 2.00 to 1.00 for fiscal quarters ending December 31, 2009 and March 31, 2010, (b) 2.70 to 1.00 for fiscal quarter ending June 30, 2010, and (c) 2.00 to 1.00 for each fiscal quarter ending thereafter.

ii.	The Total Debt-to-EBITDA ratio covenant will be (a) 4.25 to 1.00 for fiscal quarter ending December 31, 2009, (b) 5.25 to 1.00 for fiscal quarter ending March 31, 2010, (c) 7.50 to 1.00 for each fiscal quarter ending June 30, 2010, and (d) 3.50 to 1.00 for each fiscal quarter thereafter.

iii.	The Fixed Charge Coverage ratio covenant will be (a) 1.00 to 1.00 for the fiscal quarters ending December 31, 2009 and March 31, 2010 and (b) 1.10 to 1.00 for the fiscal quarter thereafter; provided that, for fiscal quarters commencing with the fiscal quarter ending December 31, 2009 through the fiscal quarter ending June 30, 2010, the Fixed Charge Coverage Ratio shall be based on cumulative reporting beginning October 1, 2009 for such periods, and for the fiscal quarters ending September 30, 2010, and thereafter, the Fixed Charge Coverage Ratio shall be measured on a trailing twelve (12) month basis.
iv.	The limitation on capital expenditures will be $250,000 per fiscal quarter.

Under the Loan Amendment, on or after January 1, 2010, ISI is no longer prohibited from making principal and interest payments to the holders of the subordinated notes. Such payments had been made by the Company pursuant to its guaranty of ISI’s obligations to pay such subordinated notes.

In addition, the Company and the Bank entered into a pledge agreement in favor of the Bank dated December 14, 2009 (the “Pledge Agreement”) whereby the Company pledged 100% of the capital stock of ISI to secure payment and performance of all obligations arising under the Loan Agreement. In addition, the Company’s guaranty in favor of the Bank (the “Parent Guaranty”) has been amended (the “Amendment to Guaranty”) whereby the guaranty will remain in effect until the payment in full of the obligations and termination of the Bank’s commitment to extend credit under the Loan Documents.

The information set forth above is qualified in its entirety by reference to the actual terms of the Loan Amendment, the amended and restated promissory note, the Pledge Agreement and the Amendment to Guaranty filed herewith as Exhibits 99.3, 99.4, 99.5 and 99.6, respectively, and which are incorporated herein by reference.

Amendment to Blair Purchase Agreement

Also, on December 14, 2009, ISI entered into a Ninth Amendment and Waiver (the “Blair Amendment”) to the Note and Warrant Purchase Agreement dated as of October 22, 2004 (as amended) between ISI and William Blair Mezzanine Capital Fund III, L.P. (“Blair”), a fund managed by Merit Capital Partners (the “Agreement”). Under the Blair Amendment, Blair irrevocably waived all breaches of ISI’s financial covenants for the quarter ended September 30, 2009 (including cross-defaults relating to violations of similar financial covenants contained in the Loan and Security Agreement with ISI’s senior debt holder) and the A/R Write-Off. Further, Blair agreed to reduce the interest rate on the remaining promissory note from 11.58% to 10%, eliminate the automatic interest rate increase scheduled to occur in September 2010 and amend the financial covenants to allow for a 10% cushion from the covenants contained in the senior debt facility between ISI and the Bank. In addition, Blair agreed to convert $897,215.18 of deferred and accrued interest into a new convertible promissory note accruing interest at 20% per annum (the “Subordinated Interest Note”), with such interest to be capitalized and added to the principal balance. The Subordinated Note is convertible into the Company’s common stock at the same time and at the same conversion price as the MML Bridge Notes. The Company and ISI granted Blair the right, effective as of the conversion of the Subordinated Interest Note and for so long as Blair holds owns at least ten percent (10%) of any shares of capital stock of the Company held by Blair on December 14, 2009 or any obligations under the Agreement or the Subordinated Interest Note are outstanding, to have one (1) observer present at all meetings of the Board of Directors of each of the Company and ISI. Under the Blair Amendment, the financial covenants were amended as follows:

i.	The Senior Debt-to-EBITDA ratio covenant will be (a) 2.20 to 1.00 for fiscal quarters ending December 31, 2009 and March 31, 2010, (b) 2.97 to 1.00 for fiscal quarter ending June 30, 2010, and (c) 2.20 to 1.00 for each fiscal quarter ending thereafter.

ii.	The Total Debt-to-EBITDA ratio covenant will be (a) 4.68 to 1.00 for fiscal quarter ending December 31, 2009, (b) 5.78 to 1.00 for fiscal quarter ending March 31, 2010, (c) 8.25 to 1.00 for each fiscal quarter ending June 30, 2010, and (d) 3.85 to 1.00 for each fiscal quarter ending thereafter.

iii.	The Fixed Charge Coverage ratio covenant will be (a) 0.90 to 1.00 for the fiscal quarter ending on December 31, 2009 and March 31, 2010 and (b) 1.00 to 1.00 for the fiscal quarter thereafter; provided that, for fiscal quarters commencing with the fiscal quarter ending December 31, 2009 through the fiscal quarter ending June 30, 2010, the Fixed Charge Coverage Ratio shall be based on cumulative reporting beginning October 1, 2009 for such periods, and for the fiscal quarters ending September 30, 2010, and thereafter, the Fixed Charge Coverage Ratio shall be measured on a trailing twelve (12) month basis.
iv.	The limitation on capital expenditures will be $250,000 per fiscal quarter.

The information set forth above is qualified in its entirety by reference to the actual terms of the Blair Amendment, the Fourth Amended and Restated Senior Subordinated Promissory Note and the Subordinated Interest Note filed herewith as Exhibits 99.7, 99.8 and 99.9, respectively, and which are incorporated herein by reference.

Amendment to PDI Seller Notes

On December 14, 2009, ISI Detention Contracting Group, Inc., a California corporation (“ISID”), a wholly-owned subsidiary of ISI, entered into amendments (collectively, the “PDI Promissory Note Allonges”) to the promissory notes issued by ISID with an aggregate principal balance of $3 million (the “PDI Promissory Notes”), which promissory notes are held one by each of Michael Peterson and Leonard Peterson (the “Holders”), whereby, the Holders agreed to modify the PDI Promissory Notes to permit ISID to defer until January 3, 2011 the payment of installments of principal in the aggregate amount of $358,338.68 under each PDI Promissory Note (consisting of $250,000 in principal, for each note, plus an additional $108,338.68 in principal being deferred under each note by agreement of the holders and ISID) that would have otherwise been due and payable on January 28, 2010, February 28, 2010, March 28, 2010, April 28, 2010, May 28, 2010, and June 28, 2010. Accrued but unpaid interest on the outstanding principal under the PDI Promissory Notes will become due and payable monthly in arrears commencing on January 28, 2010.

The information set forth above is qualified in its entirety by reference to the actual terms of each of the PDI Promissory Note Allonges filed herewith as Exhibits 99.10 and 99.11, respectively, and which are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the MML Bridge Notes and the MML Convertible Notes to the MML Entities, on December 14, 2009, and the issuance of the Subordinated Interest Note to Blair, on December 14, 2009, and the subsequent issuance of shares of Common Stock upon conversion thereof, have been determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The MML Entities and Blair have represented that they are accredited investors, as that term is defined in Regulation D, and that they have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

The provisions of the Company’s outstanding preferred stock currently provide for customary weighted average anti-dilution protections based on the issuance of new securities at a price per share lower than (i) in the case of the Company’s outstanding Series A Convertible Preferred Stock (the “Series A Stock”), the then fair market value of the Common Stock and (ii) in the case of the Company’s outstanding Series B Convertible Preferred Stock (the “Series B Stock”), the greater of (A) the conversion price (currently $1.10 per share) or (B) the then fair market value of the Common Stock. The Company has obtained from the MML Entities, as the holder of all of the Company’s outstanding Series A Stock and Series B Stock, a waiver of any anti-dilution protections that may be triggered as a result of the original issuance of the MML Bridge Notes, the MML Convertible Notes and the Subordinated Interest Note (collectively, the “New Securities”) on December 14, 2009. Notwithstanding the foregoing, upon the ability of the holders of the New Securities to convert them into Common Stock, the anti-dilution protection provided to the holders of each of the Series A Stock and the Series B Stock shall apply in full force and effect.

In addition, the MML Entities, as the holders of all of the Company’s outstanding Series A Stock and the Series B Stock, provided a waiver to the Company of the change of control liquidation event provided for under the terms of the Series A Stock and the Series B Stock to the extent the MML Entities (or their affiliates) may obtain such control as a result of the consummation of the Qualified Equity Offering on or prior to June 29, 2010, issuance or conversion of the MML Bridge Notes or the MML Convertible Notes, or the ability of the holders to convert the New Securities into Common Stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Form of 10% Convertible Subordinated Bridge Promissory Note from the Company, as debtor.
99.2	Form of 10% Convertible Subordinated Promissory Note from the Company, as debtor.
99.3	Amendment No. 4 to Loan and Security Agreement, dated as of December 14, 2009, between ISI Security Group, Inc. and The PrivateBank and Trust Company.
99.4	Amended and Restated Facility A Loan Note, dated as of December 14, 2009, from ISI Security Group, Inc. in favor of the The PrivateBank and Trust Company in the principal amount of up to $8,000,000.
99.5	Pledge Agreement, dated as of December 14, 2009, between the Company and The PrivateBank and Trust Company.
99.6	Amendment No. 1 to Unconditional Continuing Guaranty, dated as of December 14, 2009 between the Company and The PrivateBank and Trust Company.
99.7	Ninth Amendment and Waiver to Note and Warrant Purchase Agreement, dated as of December 14 2009, between ISI Security Group, Inc. and William Blair Mezzanine Capital Fund III, L.P.
99.8
Fourth Amended and Restated Senior Subordinated Promissory Note dated December 14, 2009 from ISI Security Group, Inc. in favor of William Blair Mezzanine Capital Fund III, L.P. in the aggregate original principal amount of $5,951,609.
99.9
Senior Subordinated (DI) Promissory Note dated December 14, 2009 from ISI Security Group, Inc. in favor of William Blair Mezzanine Capital Fund III, L.P. in the aggregate original principal amount of $897,215.18.
99.10	Allonge to Guaranteed Convertible Promissory Note (M) dated December 14, 2009 by and between ISI Detention Contracting Group, Inc. and Michael Peterson.
99.11	Allonge to Guaranteed Convertible Promissory Note (L) dated December 14, 2009 by and between ISI Detention Contracting Group, Inc. and Leonard Peterson.
99.12	Press Release dated December 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY, INC.

Date:  December 16, 2009

By:   /s/ Donald F. Neville

Name:  Donald F. Neville
Title:    Chief Financial Officer